Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Nos. 333-227117, 333-207296, 333-177433, 333-177432, 333-118681) on Form S-8 of Capital Southwest Corporation of our report dated May 10, 2019 relating to the financial statements of I-45 SLF LLC for the year ended March 31, 2019 included as an exhibit to this Annual Report on Form 10-K of Capital Southwest Corporation for the year ended March 31, 2019

/s/ RSM US LLP

Chicago, Illinois
June 4, 2019